UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 9, 2015

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-34259	30-0513080
(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027

(Address of Principal Executive Offices) (Zip Code)

(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e)

On February 13, 2015, Willbros Group, Inc. (the “Company”), announced that its Executive Vice President, James L. Gibson, has elected to retire from the Company effective March 31, 2015 (the “Retirement Date”). The Company entered into a Waiver and Release Agreement with Mr. Gibson dated as of February 10, 2015. Pursuant to the terms of the Waiver and Release Agreement:

•	Mr. Gibson has agreed to waive all of his rights to any severance benefit under the Willbros Group, Inc. 2010 Management Severance Plan for Executives (the “Severance Plan”).

•	49,263 shares of service-based restricted stock previously awarded to Mr. Gibson but unvested as of the Retirement Date will vest in full on the Retirement Date.

•	15,084 performance-based restricted stock units previously earned but unvested prior to the Retirement Date will vest in full on the Retirement Date.

•	All performance-based restricted stock units awarded to Mr. Gibson in 2014 and which are currently unearned will vest or be forfeited in accordance with the terms of the applicable Restricted Stock Unit award agreement.

•	Mr. Gibson will remain eligible for an annual cash incentive award for 2014 under the Company’s Amended and Restated Management Incentive Compensation Program.

•	Assuming Mr. Gibson timely executes a final release of any claims against the Company, upon effectiveness of the release, the Company will waive the post-employment non-competition and non-solicitation provisions of the Severance Plan.

•	Subsequent to his retirement, Mr. Gibson will be eligible to continue his health care coverage with the Company pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985.

•	Assuming Mr. Gibson timely executes a final release of any claims against the Company and resigns from all appointments or positions which he then holds with the Company and any of its affiliates, a subsidiary of the Company and Mr. Gibson will enter into a consulting agreement (the “Consulting Agreement”).

Under the Consulting Agreement, Mr. Gibson, acting as an independent contractor, will provide consulting services in the form of management and oversight of the Company’s downstream business units for a period of up to one year, as requested by the Company’s President and Chief Operating Officer, Michael Fournier. Mr. Gibson will be compensated at a rate of $200 per hour and will be provided with a minimum of 1,000 hours of work time during 2015, provided he is available to actively work. The number of hours worked in 2015 will not exceed 2,080, unless approved by Mr. Fournier.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: February 13, 2015	By:	/s/ Van A. Welch
Van A. Welch
Executive Vice President and Chief Financial Officer